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                         1993 NONQUALIFIED STOCK OPTION
                                       OF
                               KIRBY CORPORATION
                                      FOR
                              ROBERT G. STONE, JR.
                              DATED JULY 20, 1993

     Section 1. Purpose.

     On July 20, 1993, the Board of Directors of Kirby Corporation, a Nevada corporation (the "Company"), adopted resolutions granting Robert G. Stone, Jr. ("Optionee") Nonqualified Stock Options to purchase 25,000 shares of Common Stock on the terms and conditions herein provided as an incentive to retain the Optionee as Chairman of the Board of the Company or as a member of the Board of Directors of the Company.

     Section 2. Definitions.

     As used herein, the following terms shall have the meaning indicated:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Business Day" shall mean (i) if the Common Stock trades on a national exchange, any day that the national exchange on which the Common Stock trades is open or (ii) if the Common Stock does not trade on a national exchange, any day that commercial banks in the City of New York are open.

          (c) "Committee" shall mean the committee designated in Section 16 to administer this Plan.

          (d) "Common Stock" shall mean the Company's common stock, $0.10 par value per share.

          (e) "Date of Grant" shall be the Effective Date.

          (f) "Effective Date" shall mean the date first written above, which is the date this Option is approved by the Board.

          (g) "ERISA" shall mean the Employee Retirement Income Security Act, as amended.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" shall mean:

             (i) If Shares are listed on a national securities exchange at the date of determining the Fair Market Value,

                (A) The mean of the high and low sales price on such exchange on the Date of Grant as reported in any newspaper of general circulation, or

                (B) If the Shares shall not have traded on such exchange on such date, the mean of the high and low sales price on such exchange on the next day prior thereto on which the Shares were so traded as reported in any newspaper of general circulation; or

             (ii) If Shares shall not be listed as provided in Subsection 2(h)(i), a value determined by any fair and reasonable means prescribed by the Committee.

          (j) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

          (k) "Nonqualified Stock Option" shall mean a stock option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

          (l) "Option" (when capitalized) shall mean this Nonqualified Stock Option exercisable for 25,000 shares of Common Stock granted to Robert G. Stone, Jr., which is deemed to be a Plan pursuant to Rule 16b-3 under the Exchange Act.

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          (m) "Option Period" shall mean the period commencing on the date hereof and ending on July 20, 2003, or such earlier dates as the Option may terminate under Section 9 hereof.

          (n) "Optionee" shall mean Robert G. Stone, Jr.

          (o) "Share(s)" shall mean a share or shares of the Common Stock.

          (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Section 3. Grant of Option.

     The Company hereby grants to the Optionee on the date hereof an option to purchase 25,000 shares of Common Stock on the terms and conditions herein provided.

     Section 4. Rule 16b-3 Plan and Stockholder Approval.

     The Company intends for this Option to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Accordingly, this Option shall terminate and become null and void unless this Option is approved by the stockholders of the Company within one (1) year after the Effective Date at a meeting of stockholders of the Company at which a quorum is present by stockholders of the Company owning a majority of the issued and outstanding shares of Common Stock represented at such meeting.

     Section 5. Exercise Price.

     The exercise price per share of Common Stock subject to this Option is $18.625, which price was the mean of the high and low sales price of Common Stock on the American Stock Exchange on July 20, 1993 as reported by The Wall Street Journal, Southwest Edition.

     Section 6. Vesting Schedule.

     (a) The Option to purchase Shares of Common Stock shall vest 20% of the total number of Shares initially subject to such Option (as such number may be adjusted pursuant to Section 11) on January 20, 1994 and 20% on the date of the annual stockholders meeting beginning in 1994, if following such meeting the Optionee is a member of the Board.

     (b) Notwithstanding the foregoing, the Option shall vest as to all Shares then subject to this Option upon the occurrence of any of the following events:

          (1) a transaction (or series of transactions occurring within a 60-day period or pursuant to a plan approved by the Board or the shareholders of the Company) occurs which has the result that stockholders of the Company immediately before such transaction cease to own directly or indirectly at least 51% of the voting stock of the Company or of any entity which results from the participation of the Company, in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

          (2) all or substantially all of the assets of the Company shall be sold or otherwise disposed of except that this Option shall not vest as to all Shares then subject to this Option if after such sale or disposition
     (i) the stockholders of the Company immediately prior to such transaction continue to own at least 51% of the voting stock of the entities which acquired 50% or more in value of the assets of the Company so sold or conveyed and (ii) the acquiring entity agrees to assume the obligations of the Company under this Agreement; or

          (3) the occurrence of a merger, consolidation or other reorganization of the Company under the terms of which the surviving entity does not assume the obligations of the Company under this Agreement.

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     Section 7. Type of Option.

     The Option granted hereunder shall be a Nonqualified Stock Option.

     Section 8. Exercise of the Option.

     (a) This Option shall not be exercisable prior to January 20, 1994. After January 20, 1994, this Option may be exercised at any time and from time to time during the Option Period, in whole or in part, with respect to Shares that have vested in accordance with Section 6 hereof. If the Optionee exercises this Option prior to stockholder approval of this Plan as provided in Section 4 hereof, the Optionee must tender the exercise price at the time of exercise and the Company shall hold the exercise price and the Shares to be issued pursuant to such exercise until the stockholders approve the Plan. If the Plan is approved by the stockholders, the Company shall issue and deliver the Shares as to which the Option has been exercised. If the Plan is not approved by the stockholders, the Company shall return the exercise price to the Optionee and no Shares will be issued.

     (b) This Option may be exercised (i) during the Optionee's lifetime, solely by the Optionee or (ii) after the Optionee's death, by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

     (c) This Option shall be deemed exercised when (i) the Company has received written notice of such exercise delivered to the Company in accordance with the terms of Subsection 17(l) hereof, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been tendered to the Company, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements.

     (d) The exercise price of any Shares purchased shall be paid (i) solely in cash, by certified or cashier's check, by money order or by personal check or
(ii) at the option of the Optionee, in Common Stock theretofore owned by such Optionee (or by a combination of the above); provided, however, that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise this Option. For purposes of determining the amount, if any, of the exercise price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company.

     (e) The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any Shares purchasable upon the exercise of any part of this Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

     Section 9. Termination of Option Period.

     (a) The unexercised portion of this Option shall automatically and without notice terminate and become null and void upon the earliest to occur of the following:

          (i) one (1) year after the death of the Optionee; or

          (ii) July 20, 2003.

     (b) The Committee in its sole discretion may, by giving written notice to the Optionee ("Cancellation Notice"), cancel, effective upon the date of the consummation of any corporate transaction described in Subsection 6(b) hereof, any portion of this Option which remains unexercised on such date. Such cancellation notice shall be given to Optionee at least ten (10) days prior to the date of cancellation.

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     Section 10. Assignability.

     This Option is not assignable or otherwise transferable except by will or the laws of descent and distribution.

     Section 11. Adjustments.

     (a) If at any time while any unexercised portion of this Option is outstanding there shall be an increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then appropriate adjustment shall be made in the number of Shares and the exercise price per Share subject to such outstanding portion of this Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

     (b) In the event of a merger, consolidation or other reorganization of the Company under the terms of which the Company is not the surviving corporation, but the surviving corporation elects to assume this Option, the Optionee shall be entitled to receive, upon the exercise of this Option, with respect to each Share (i) the number of shares of stock of the surviving corporation (or equity interest in any other entity) and (ii) any other notes, evidences of indebtedness or other property, that Optionee would have received in connection with such merger, consolidation or other reorganization had he executed the Option with respect to such Share immediately prior to such merger, consolidation or other reorganization.

     (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to this Option.

     (d) Without limiting the generality of the foregoing, the existence of this Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to this Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     Section 12. Purchase for Investment.

     As a condition of any issuance of a stock certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Option or any law or regulation, including, but not limited to, the following:

          (a) a representation and warranty by the Optionee to the Company, at the time this Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

          (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the certificates representing the Shares.

     Section 13. Amendment, Modification, Suspension or Discontinuance of this Plan.

     For the purpose of complying with changes in the Code or ERISA, the Committee may amend, modify, suspend or terminate the Option any time without the consent of the Optionee and for the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Committee may amend,

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modify, suspend or terminate the Option only once every six months; provided that no such amendment, modification, suspension or termination shall materially impair the Option without the consent of the Optionee.

     Section 14. Government Regulations.

     This Option, and the obligation of the Company to sell and deliver Shares under this Option, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     Section 15. Withholding.

     Prior to the issuance of any Shares to Optionee under this Option, Optionee shall pay to the Company in a form satisfactory to the Company the amount (if any) which the Company reasonably determines to be necessary for the employer of the Optionee to withhold in accordance with applicable federal or state tax withholding requirements.

     Section 16. Administration of the Plan.

     (a) This Option shall be administered by the Committee. The Committee shall be the Compensation Committee of the Board excluding Optionee (if he is a member of the Compensation Committee); provided, however, that for purposes of this Option, the Committee shall consist of not less than two individuals; provided further, however, that if no Compensation Committee is appointed, the Board (if a majority of which and a majority of the Directors acting on any matter are Disinterested Persons) shall administer the Option and in such case all references to the Committee shall be deemed to be references to the Board. The Committee shall have all of the powers of the Board with respect to the Option.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Option. The determinations and the interpretation and construction of any provision of the Option by the Committee shall be final and conclusive.

     (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting, or
(ii) without a meeting by the written approval of a majority of the members of the Committee.

     (d) Subject to the express provisions of this Option, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Option; (ii) to construe the terms of this Option; (iii) as provided in Subsection 11, upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Option; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Option, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Subsection 16(d), and such determinations shall be final, binding and conclusive.

     Section 17. Miscellaneous.

     (a) The proceeds received by the Company from the sale of Shares pursuant to this Option shall be used for general corporate purposes.

     (b) This Option shall be in addition to regular director's fees paid to the Optionee and stock options granted to the Optionee pursuant to the Company's 1989 Director Stock Option Plan or other stock option plans of the Company or other benefits with respect to Optionee's position with the Company or its Subsidiaries. Nothing contained in this Option shall confer upon the Optionee the right to continue as a

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director or Chairman of the Board of the Company, or interfere in any way with the rights of the Company to terminate his status as a director or Chairman of the Board.

     (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Option, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

     (d) Any payment of cash or any issuance or transfer of Shares to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of this Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

     (e) Neither the Committee nor the Company guarantees Shares from loss or depreciation.

     (f) All expenses incident to the administration, termination, or protection of this Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under this Option.

     (g) Records of the Company shall be conclusive for all purposes under this Option, unless determined by the Committee to be incorrect.

     (h) The Company shall, upon request or as may be specifically required under this Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Option.

     (i) The Company assumes no liability to the Optionee or his legal representatives, heirs, legatees, distributees or permitted assigns for any act of, or failure to act on the part of, the Committee.

     (j) Any action required of the Company relating to this Option shall be by resolution of its Board, the Committee or by a person authorized to act by resolution of the Board or the Committee.

     (k) If any provision of this Option is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Option, but such provision shall be fully severable, and this Option shall be construed and enforced as if the illegal or invalid provision had never been included in this Option.

     (l) Whenever any notice is required or permitted under this Option, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Option shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Subsection 17(l) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection 17(l). The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with this Option, the Company and the Optionee shall specify as its and his address for receiving notices the address set forth in this Option pertaining to the Shares to which such notice relates.

     (m) Any person entitled to notice under this Option may waive such notice.

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     (n) This Option shall be binding upon the Optionee, his legal representatives, heirs, legatees and distributees upon the Company, its successors, and assigns, and upon the Board, the Committee and its successors.

     (o) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the Option's provisions.

     (p) All questions arising with respect to the provisions of this Option shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law or Nevada corporate law that is controlling. The obligation of the Company to sell and deliver Shares under this Option is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

     (q) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Option dictates, the plural shall be read as the singular and the singular as the plural.

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
ADOPTED BY THE BOARD OF DIRECTORS:      July 20, 1993
APPROVED BY THE STOCKHOLDERS:           April   , 1994
Address:  1775 St. James Place          KIRBY CORPORATION
           Suite 300
           Houston, Texas 77056
                                        By        /s/  GEORGE A. PETERKIN, JR.
                                            -------------------------------------------
                                                George A. Peterkin, Jr., President


Address:  39th Floor, Chrysler Bldg.    By          /s/  ROBERT G. STONE, JR.
           405 Lexington Avenue             -------------------------------------------
           New York, NY 1017                      Robert G. Stone, Jr., Optionee

4
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